UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 13, 2011

SEQUENOM, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-29101	77-0365889
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3595 JOHN HOPKINS COURT

SAN DIEGO, CALIFORNIA 92121

(Address of Principal Executive Offices)

(858) 202-9000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Rust Consulting, Inc., which was appointed as the settlement administrator for the stipulation of settlement related to the class action securities lawsuits consolidated under the caption In re Sequenom, Inc. Securities Litigation, Master File No. 3:09-cv-00921 LAB-WMC, has completed the class action claim procedures and provided final information to our transfer agent, American Stock Transfer & Trust Company, LLC, to permit the issuance of the stock certificates to members of the plaintiffs’ class for a total of 6,407,738 shares of our common stock. The stock certificates are being issued effective as of December 31, 2010. An additional 409,005 shares of common stock had been issued on June 10, 2010 to counsel for the plaintiffs’ class in accordance with the stipulation of settlement.

All inquires about individual stock certificates being issued pursuant to the stipulation of settlement should be directed to Rust Consulting, Inc. or Kaplan Fox & Kilsheimer LLP, lead counsel for the plaintiffs’ class.

As of January 13, 2011, we had 98,849,901 shares of our common stock outstanding.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEQUENOM, INC.

Date: January 14, 2011	By:	/S/ CLARKE NEUMANN
Clarke Neumann
Vice President and General Counsel

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